EXHIBIT 99.6

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                         OF FIRST WESTERN NATIONAL BANK

                              _____________, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints _______________________   and
____________________, and each of them, as proxies of the undersigned to vote as designated below all shares of the common capital stock of First Western National Bank (the "Bank Common Stock") that the undersigned held of record on ____________, 1995, which the undersigned is entitled to vote, at the special meeting of shareholders of First Western National Bank (the "Bank") to be held _________, 1995, or at any adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated October 24, 1994, as amended as of January 4, 1995 (the "Plan of
Reorganization"), among Zions Bancorporation ("Zions"), Zions First National Bank ("Zions Bank"), First Western Bancorporation ("First Western") and the Bank which provides for the merger of First Western into Zions and the subsequent merger of the Bank into Zions Bank, and the conversion of each outstanding share of Bank Common Stock (excluding shares of Bank Common Stock held by Zions) into the right to receive that number of shares of Zions Common Stock calculated by dividing the Bank Purchase Price of $9.3 million plus certain accretions (as described in the Plan of Reorganization) by the average closing price of Zions (as defined in the Plan of Reorganization) and by further dividing the number so reached by the total number of shares of Bank Common Stock issued and outstanding as of the Effective Date of the Plan of Reorganization. Each Proxy shall have full power of substitution. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one Proxy be present, that one shall have all powers hereunder.

                  The Directors recommend a vote FOR Proposal 1:

                  1. The Proxies are instructed to vote the Bank Common Stock as follows with regard to the approval of the Plan of Reorganization.

         -----          -----              -----
         |   |  FOR     |   |  AGAINST     |   |  ABSTAIN
         -----          -----              -----

                  2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.
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                  When  properly  completed,  this  proxy  will be  voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                                                     (Each  person whose name is
                                                     on the  Bank  Common  Stock
                                                     certificate   should   sign
                                                     below in the same manner in
                                                     which  such  person's  name
                                                     appears.  If  signing  as a
                                                     fiduciary, give title.)

                                                     --------------------------
                                                              Signature



                                                     --------------------------
                                                              Printed Name




                                                     Dated:
                                                           --------------------
                                                            Please date, sign,
                                                            and return promptly
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